Prospectus Supplement No. 1                     Filed Pursuant to Rule 424(b)(3)
(to Prospectus dated March 19, 1999)            Registration No. 333-74697


                    Pennsylvania Real Estate Investment Trust
                Distribution Reinvestment and Share Purchase Plan

         This prospectus supplement contains a revised Schedule A to the prospectus dated March 19, 1999, registration number 333-74697, relating to the Pennsylvania Real Estate Investment Trust Distribution Reinvestment and Share Purchase Plan. The revised Schedule A to the prospectus restates in its entirety the Schedule A previously included as part of the prospectus. The revised Schedule A provides the expected dates relating to optional cash payments and share distribution reinvestments under the plan for 2001 and 2002, each as described in the prospectus.

         If you would like to receive a copy of the entire prospectus, please call (800) 278-4353. If you have any further questions regarding the plan, please contact us at:

                            Pennsylvania Real Estate Investment Trust
                            Attention:  Jeffrey A. Linn, Senior Vice President -
                               Acquisitions and Secretary
                            The Bellevue, 200 S. Broad Street
                            Philadelphia, PA   19102

                              --------------------

           The date of this prospectus supplement is January 29, 2001

                                   Schedule A

                           Optional Cash Payment Dates
                                   2001 & 2002

----------------------------------------------------------------------------------------------------------------------
       Threshold Price                 Optional Cash               Pricing Period               Pricing Period
    and Discount Date Set            Payment Due Date             Commencement Date             Investment Date
    ---------------------            ----------------             -----------------             ---------------
----------------------------------------------------------------------------------------------------------------------
January 26, 2001                January 30, 2001             January 31, 2001             February 15, 2001
----------------------------------------------------------------------------------------------------------------------
February 23, 2001               February 27, 2001            February 28, 2001            March 15, 2001
----------------------------------------------------------------------------------------------------------------------
March 26, 2001                  March 28, 2001               March 29, 2001               April 16, 2001
----------------------------------------------------------------------------------------------------------------------
April 25, 2001                  April 27, 2001               April 30, 2001               May 15, 2001
----------------------------------------------------------------------------------------------------------------------
May 25, 2001                    May 30, 2001                 May 31, 2001                 June 15, 2001
----------------------------------------------------------------------------------------------------------------------
June 25, 2001                   June 27, 2001                June 28, 2001                July 16, 2001
----------------------------------------------------------------------------------------------------------------------
July 26, 2001                   July 30, 2001                July 31, 2001                August 15, 2001
----------------------------------------------------------------------------------------------------------------------
August 27, 2001                 August 29, 2001              August 30, 2001              September 17, 2001
----------------------------------------------------------------------------------------------------------------------
September 25, 2001              September 27, 2001           September 28, 2001           October 15, 2001
----------------------------------------------------------------------------------------------------------------------
October 26, 2001                October 30, 2001             October 31, 2001             November 15, 2001
----------------------------------------------------------------------------------------------------------------------
November 27, 2001               November 29, 2001            November 30, 2001            December 17, 2001
----------------------------------------------------------------------------------------------------------------------
December 21, 2001(1)            December 27, 2001            December 28, 2001            January 15, 2002
----------------------------------------------------------------------------------------------------------------------
January 28, 2002                January 30, 2002             January 31, 2002             February 15, 2002
----------------------------------------------------------------------------------------------------------------------
February 25, 2002               February 27, 2002            February 28, 2002            March 15, 2002
----------------------------------------------------------------------------------------------------------------------
March 25, 2002                  March 27, 2002               March 28, 2002               April 15, 2002
----------------------------------------------------------------------------------------------------------------------
April 25, 2002                  April 29, 2002               April 30, 2002               May 15, 2002
----------------------------------------------------------------------------------------------------------------------
May 28, 2002                    May 30, 2002                 May 31, 2002                 June 17, 2002
----------------------------------------------------------------------------------------------------------------------
June 24, 2002                   June 26, 2002                June 27, 2002                July 15, 2002
----------------------------------------------------------------------------------------------------------------------
July 26, 2002                   July 30, 2002                July 31, 2002                August 15, 2002
----------------------------------------------------------------------------------------------------------------------
August 26, 2002                 August 28, 2002              August 29, 2002              September 16, 2002
----------------------------------------------------------------------------------------------------------------------
September 25, 2002              September 27, 2002           September 30, 2002           October 15, 2002
----------------------------------------------------------------------------------------------------------------------
October 28, 2002                October 30, 2002             October 31, 2002             November 15, 2002
----------------------------------------------------------------------------------------------------------------------
November 25, 2002               November 27, 2002            November 29, 2002            December 16, 2002
----------------------------------------------------------------------------------------------------------------------
December 23, 2002(1)            December 27, 2002            December 30, 2002            January 15, 2003
----------------------------------------------------------------------------------------------------------------------

(1) These dates differ from the provisions of the Plan due to internal Company holidays.

--------------------------------------------------------------------------------
                Record Date                         Investment Date (2)
--------------------------------------------------------------------------------
February 28, 2001                           March 15, 2001
--------------------------------------------------------------------------------
May 31, 2001                                June 15, 2001
--------------------------------------------------------------------------------
August 31, 2001                             September 17, 2001
--------------------------------------------------------------------------------
November 30, 2001                           December 17, 2001
--------------------------------------------------------------------------------
February 28, 2002                           March 15, 2002
--------------------------------------------------------------------------------
May 31, 2002                                June 17, 2002
--------------------------------------------------------------------------------
August 30, 2002                             September 16, 2002
--------------------------------------------------------------------------------
November 29, 2002                           December 16, 2002
--------------------------------------------------------------------------------

(1) The dates indicated are those expected to be applicable under the Plan with respect to future Distributions, if and when declared by the Board of Trustees. The actual record and payment dates will be determined by the Board of Trustees.

(2) The Investment Date relating to Distributions is also the pricing date with respect to Common Shares acquired directly from the Trust with such Distributions. See Question 12.


New York Stock Exchange Holidays

--------------------------------------------------------------------------------
                                       2001                      2002
--------------------------------------------------------------------------------
New Year's Day                  January 1, 2001          January 1, 2002
--------------------------------------------------------------------------------
Martin Luther King, Jr. Day     January 15, 2001         January 21, 2002
--------------------------------------------------------------------------------
President's Day                 February 19, 2001        February 18, 2002
--------------------------------------------------------------------------------
Good Friday                     April 13, 2001           March 29, 2002
--------------------------------------------------------------------------------
Memorial Day                    May 28, 2001             May 27, 2002
--------------------------------------------------------------------------------
Independence Day                July 4, 2001             July 4, 2002
--------------------------------------------------------------------------------
Labor Day                       September 3, 2001        September 2, 2002
--------------------------------------------------------------------------------
Thanksgiving Day                November 22, 2001        November 28, 2002
--------------------------------------------------------------------------------
Christmas Day                   December 25, 2001        December 25, 2002
--------------------------------------------------------------------------------

                                      -3-